Exhibit 4.4

CONSENT AND AMENDMENT NO. 1 TO
CREDIT AND SECURITY AGREEMENT

THIS CONSENT AND AMENDMENT NO. 1 TO CREDIT AND SECURITY AGREEMENT (this “Amendment”) is entered into as of July 18, 2016, by and among WELLS FARGO BANK, NATIONAL ASSOCIATION (“Lender”), DIFFERENTIAL BRANDS GROUP INC., a Delaware corporation (“Parent”), DBG SUBSIDIARY INC., a Delaware corporation (“DBG”), HUDSON CLOTHING, LLC, a California limited liability company (“Hudson”), RG PARENT LLC, a Delaware limited liability company (the “RG Parent”), ROBERT GRAHAM HOLDINGS, LLC, a New York limited liability company (“RG Holding”), ROBERT GRAHAM DESIGNS, LLC, a New York limited liability company (“RG Designs”), ROBERT GRAHAM RETAIL LLC, a Delaware limited liability company (“RG Retail” and together with Parent, DBG, Hudson, RG Parent, RG Holding, and RG Designs, collectively, the “Borrowers”, and each a “Borrower”), and the Guarantors party hereto.

WHEREAS, Borrowers, Parent, Guarantors, and Lender are party to that certain Credit and Security Agreement, dated as of January 28, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrowers and Parent have notified Lender that Parent (i) has formed a new subsidiary, DFBG SWIMS, LLC, a Delaware limited liability company (“DFBG Swims”), (ii) desires to cause DFBG Swims to acquire (the “SWIMS Acquisition”) all of the outstanding capital stock of SWIMS AS, a Norwegian private limited company (“Target”) pursuant to a certain Purchase Agreement (the “SWIMS Purchase Agreement”) by and among Parent, DFBG Swims, Target, the shareholders of Target as the “Sellers” and Øystein Alexander Eskeland and Atle Søvik, acting jointly as the representatives of the Sellers, and (iii) desires to incur the Indebtedness evidenced by and perform the other transactions contemplated by the SWIMS Subordinated Note (as defined below) for the purpose of consummating the SWIMS Acquisition;

WHEREAS, without the consent of Lender, the consummation of the SWIMS Acquisition and the incurrence of the Indebtedness evidenced by and performance of the other transactions contemplated by the SWIMS Subordinated Note would be prohibited by the Credit Agreement; and

WHEREAS, the parties hereto have agreed to make certain modifications to the Credit Agreement, as more fully set forth herein;

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, and subject to the satisfaction of the conditions precedent set forth in herein, Parent, Borrowers, Guarantors, and Lender hereby agree as follows:

1.                                      Definitions.  All terms used herein that are defined in the Credit Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement, as amended hereby.

2.                                      Consent.  In reliance upon the representations and warranties of the Loan Parties herein, and subject to the satisfaction of the conditions to effectiveness herein, notwithstanding anything in the Credit Agreement or any other Loan Document to the contrary, Lender hereby consents to (i) DFBG Swims and Parent entering into the SWIMS Acquisition pursuant to and on the terms set forth in the SWIMS Purchase Agreement in the form attached hereto as Exhibit A and (ii) the transactions between Parent and Tengram Capital Partners Fund II, L.P. contemplated by the SWIMS Subordinated Note, to the extent that such transactions would be restricted by Section 7.12 of the Credit Agreement (Transactions with Affiliates).  The foregoing consent is a limited consent and, except as expressly set forth herein, shall not constitute (i) a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document or (ii) a waiver, release or limitation upon the exercise by Lender of any of its rights, legal or equitable thereunder.

3.                                      Amendment.  In reliance upon the representations and warranties of Borrowers herein, and subject to the satisfaction of the conditions to effectiveness herein, the Credit Agreement is hereby amended as follows:

(a)                                 Schedule 1.1 to the Credit Agreement is hereby amended by adding the following definitions thereto:

““DFBG Swims” means DFBG SWIMS, LLC, a Delaware limited liability company.”

““First Amendment” means that certain Consent and Amendment No. 1 to Credit and Security Agreement, dated as of the First Amendment Date, by and among Parent, Borrowers, the Guarantors party thereto, and Lender.”

““First Amendment Date” means July 18, 2016.”

““SWIMS” means SWIMS AS, a Norwegian private limited company.”

““SWIMS Acquisition” means the Acquisition by DFBG Swims of all of the outstanding capital stock of SWIMS pursuant to the SWIMS Purchase Agreement.”

““SWIMS Purchase Agreement” means that certain Purchase Agreement, dated as of the First Amendment Date, by and among Parent, DFBG Swims, SWIMS, the shareholders of SWIMS as the “Sellers” and Øystein Alexander Eskeland and Atle Søvik, acting jointly as the representatives of the Sellers.”

““SWIMS Subordinated Note” means that certain Convertible Promissory Note dated as of the First Amendment Date and made by Parent in favor of Tengram Capital Partners Fund II, L.P., a Delaware limited partnership in the amount of $13,000,000.”

(b)                                 the definition of “Permitted Indebtedness” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by (i) deleting the word “and” from the end of clause (s) thereof and (ii) replacing the existing clause (t) thereof with the following:

“(t)                              Indebtedness of Parent evidenced by the SWIMS Subordinated Note as in effect on the First Amendment Date, in a maximum aggregate outstanding principal amount not exceeding $13,000,000, and so long as the “Subordination Provisions” (as defined in the SWIMS Subordinated Note) remain in effect, which “Subordination Provisions” shall reflect that such SWIMS Subordinated Note is subordinated in right of payment to Lender’s rights under this Agreement and the other Loan Documents;

(u)                                 Indebtedness of SWIMS outstanding on the First Amendment Date and described on Schedule I to the First Amendment, provided, that, in no event shall any Loan Party guaranty or have any obligations with respect to any such Indebtedness; and

(v)                                 all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (u) above.”

(c)                                  the definition of “Permitted Liens” set forth in Schedule 1.1 to the Credit Agreement is hereby amended by (i) deleting the word “and” from the end of clause (r) thereof, (ii) replacing the “.” at the end of clause (r) thereof with “; and”, and (iii) adding a new clause (s) thereto as follows:

“(s)                             Liens on the assets of SWIMS existing on the First Amendment Date which secure Indebtedness described in clause (u) of the definition of Permitted Indebtedness, provided, that, such Liens shall not attach to any assets of any Loan Parties;”

4.                                      Reaffirmation and Confirmation.  Each of Parent, each Borrower and each Guarantor hereby (a) ratifies, affirms, acknowledges and agrees that the Credit Agreement and the other Loan Documents represent the valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, (b) agrees that this Amendment in no way acts as a release or relinquishment of the Liens and rights securing payments of the Obligations and (c) ratifies, affirms, acknowledges and agrees to the Liens and rights securing payment of the Obligations in all respects.

5.                                      Conditions to Effectiveness.  This Amendment shall become effective only upon the satisfaction in full of the following conditions precedent:

(a)                                             Lender shall have received counterparts hereof, duly executed and delivered by all the parties hereto;

(b)                                             Lender shall have received a fully executed copy of each of the SWIMS Purchase Agreement and the SWIMS Subordinated Note, each of which shall be in full force and effect substantially concurrently with the effectiveness of this Amendment, and the SWIMS Acquisition shall be consummated in accordance with the SWIMS Purchase Agreement substantially concurrently with the effectiveness of this Amendment;

(c)                                              no Default or Event of Default shall have occurred and be continuing on the date hereof;

(d)                                             Borrowers have provided Lender with a due diligence package relative to the SWIMS Acquisition, including an acquisition overview, investment highlights, sources and uses for the SWIMS acquisition, and SWIMS’ historical and forecasted profit and loss statements, in form and substance reasonably satisfactory to Lender;

(e)                                              Parent shall have received (or shall, substantially concurrently with the effectiveness hereof receive) the proceeds of the issuance of the SWIMS Subordinated Note in the amount of $13,000,000, all of the proceeds of which shall have been (or, substantially concurrently with the effectiveness hereof, shall be) used to finance the purchase price and related transaction expenses paid by DFBG SWIMS to consummate the SWIMS Acquisition;

(f)                                               each of the representations and warranties made by the Loan Parties in this Amendment and/or in any other Loan Document shall be true and correct in all material respects on and as of the date hereof except (i) to the extent that any such representation or warranty relates to a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date and (ii) that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof;

(g)                                              all reasonable and documented fees and out-of-pocket expenses under the Credit Agreement and this Amendment (including the outstanding fees and expenses of Lender, including without limitation, legal fees and expenses) have been paid by the Loan Parties to the extent such fees and expenses have been invoiced to Borrowers; and

(h)                                             Lender shall have received a fully executed copy of an amendment to the Term Loan Agreement, dated the date hereof, among the Borrowers, the Guarantors, the Parent, the parties signatory thereto as lenders (“Lenders”), and TCW Asset Management Company, as agent for the Lenders (the “Term Loan Amendment”), which shall be in form and substance reasonably satisfactory to Lender, the conditions to effectiveness of the Term Loan Amendment shall have been satisfied and the Term Loan Amendment shall be in full force and effect.

6.                                      Representations and Warranties.  Each of Parent and each Borrower represents, warrants and covenants to Lender as of the date hereof (and after giving effect to the consent contained herein):

(a)                                 attached hereto as Exhibit A is a true and correct copy of the SWIMS Purchase Agreement;

(b)                                 attached hereto as Exhibit B is a true and correct copy of the SWIMS Subordinated Note;

(c)                                  each of Parent, each Borrower and each Guarantor is duly authorized to execute and deliver this Amendment to Lender;

(d)                                 the execution, delivery and performance of this Amendment, the issuance of the SWIMS Subordinated Note and the consummation of the SWIMS Acquisition pursuant to the SWIMS Purchase Agreement (i) have been duly authorized by all necessary action on the part of each Loan Party party or any of its Subsidiaries party thereto, (ii) do not violate the Governing Documents of any Loan Party or any of its Subsidiaries, (iii) do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority, other than registrations, consents, approvals, notices or actions that have been obtained and that are in force and effect, (iv) do not violate any provision of federal, state, provincial, foreign or local law or regulation applicable to any Loan Party or any of its Subsidiaries or any order, judgment, or decree of any court or other Governmental Authority binding on any Loan Party or any of its Subsidiaries, and (v) do not conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material agreement of any Loan Party or any of its Subsidiaries;

(e)                                  DFBG Swims is a Domestic Foreign Holding Company with no material assets other than 65% or more of the voting Equity Interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) in Target and cash and Cash Equivalents incidental thereto and held on a temporary basis;

(f)                                   Target is a CFC; and

(g)                                  no Default or Event of Default has occurred and is continuing on the date hereof.

7.                                      Miscellaneous.

(a)                                 Costs and Expenses.  Each of Parent and each Borrower agrees to pay on demand all reasonable and documented fees and out-of-pocket expenses of designated counsel to Lender in connection with this Amendment in accordance with the Credit Agreement.

(b)                                 Loan Document.  Each of Parent and each Borrower hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Credit Agreement.

(c)                                  No Waiver; Full Force and Effect.  Except as expressly stated herein, nothing contained herein shall be deemed to (i) constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document or a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or (ii) prejudice any right or rights which Lender may now have or may have in the future under or in connection with any Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended from time to time.  Nothing contained herein shall constitute a course of conduct or dealing among the parties.  Except as expressly stated herein, Lender reserves all rights, privileges and remedies under the Loan Documents.  Except as amended hereby, the Credit Agreement and other Loan Documents shall remain unchanged and shall continue in full force and effect.  All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended or modified hereby.

(d)                                 Counterparts.  This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute one and the same Amendment.  Delivery of an executed counterpart of this Amendment by facsimile or other electronic delivery (including “.pdf”) shall be equally effective as delivery of an original executed counterpart of this Amendment.

(e)                                  Governing Law.  This Amendment shall be a contract made under and governed by the internal laws of the State of New York.  The choice of law and venue, jury trial waiver and judicial reference provisions set forth in Section 13 of the Credit Agreement are incorporated herein by reference and shall apply in all respects to this Amendment.

(f)                                   No Third Party Beneficiaries.  This Amendment shall be binding upon and inure to the benefit of the respective successors and permitted assignees of the parties hereto. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of the parties hereto with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Amendment.

(g)                                  Headings.  Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(h)                                 Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

DIFFERENTIAL BRANDS GROUP INC., a Delaware corporation

By:	/s/ Michael Buckley
Name:	Michael Buckley
Title:	CEO

DBG SUBSIDIARY INC., a Delaware corporation

By:	/s/ Michael Buckley
Name:	Michael Buckley
Title:	CEO

HUDSON CLOTHING, LLC, a California limited liability company

By:	/s/ Michael Buckley
Name:	Michael Buckley
Title:	CEO

Signature Page to Consent and Amendment No. 1 to Credit and Security Agreement

RG PARENT LLC, a Delaware limited liability company

By:	/s/ Michael Buckley
Name:	Michael Buckley
Title:	CEO

ROBERT GRAHAM RETAIL LLC a Delaware limited liability company

By:	/s/ Michael Buckley
Name:	Michael Buckley
Title:	CEO

ROBERT GRAHAM DESIGNS, LLC, a New York limited liability company

By:	/s/ Michael Buckley
Name:	Michael Buckley
Title:	CEO

ROBERT GRAHAM HOLDINGS, LLC, a New York limited liability company

By:	/s/ Michael Buckley
Name:	Michael Buckley
Title:	CEO

Signature Page to Consent and Amendment No. 1 to Credit and Security Agreement

GUARANTORS:

INNOVO WEST SALES, INC., a Texas corporation

By:	/s/ Hamish Sandhu
Name:	Hamish Sandhu
Title:	CFO

DBG HOLDINGS SUBSIDIARY INC., a California corporation

By:	/s/ Hamish Sandhu
Name:	Hamish Sandhu
Title:	CFO

HUDSON CLOTHING HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael Buckley
Name:	Michael Buckley
Title:	Chairman

HC ACQUISITION HOLDINGS, INC., a Delaware corporation

By:	/s/ Michael Buckley
Name:	Michael Buckley
Title:	Chairman

Signature Page to Consent and Amendment No. 1 to Credit and Security Agreement

RGH GROUP LLC, a Delaware limited liability company

By:	/s/ Michael Buckley
Name:	Michael Buckley
Title:	CEO

MARCO BRUNELLI IP, LLC, a Delaware limited liability company

By:	/s/ Michael Buckley
Name:	Michael Buckley
Title:	CEO

Signature Page to Consent and Amendment No. 1 to Credit and Security Agreement

LENDER:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Christopher Roger
Name:	Christopher Roger
Title:	SVP

Signature Page to Consent and Amendment No. 1 to Credit and Security Agreement

EXHIBIT A

SWIMS Purchase Agreement

See attached.

EXHIBIT B

SWIMS Subordinated Note

See attached.

Schedule I
to
Consent and Amendment No. 1 to Credit and Security Agreement

SWIMS Permitted Indebtedness

1.              An overdraft facility of NOK 11,000,000 with DNB Bank ASA.

2.              A combined credit assurance and factoring arrangement, for up to 90% of SWIMS’ preapproved outstanding invoiced receivables, with DNB Bank ASA.